Exhibit 99.3

Bright Green Corporation Announces the next steps for the completion of its restructuring plan

FORT LAUDERDALE, FLORIDA, March 21, 2025 (GLOBE NEWSWIRE) -- Bright Green Corporation (OTC: BGXX) (“Bright Green” or the “Company”) announced that on March 17, 2025, on behalf of the Company, Lynn Stockwell has asked the court to approve the “RSA” Restructuring Security Agreement, Disclosure Statement and Plan. The highlights of the Plan and Disclosure will provide new equity for the company to pay all creditors with approved claims in full, in addition the Company equity shareholders will retain their interests in the Company and are unimpaired with no dilution.

Lynn Stockwell, the new Chief Executive Officer and Chairman of the Board of Directors of Bright Green Corporation, is also the CEO, Chair and sponsors and manages other NASDAQ listed corporations under the DMAA label, a series of Special Purpose Acquisition Corporations with plans to raise a combined total of over $2 billion for the acquisitions of pharmaceutical, revenue generating, well managed corporations for the Drugs Made In America platform. The plan proposes end to end prescription drug manufacturing and home delivery by onshoring controlled substance production, API and manufacturing back to the U.S.

Stockwell said, “I have reset the course for Bright Green to become the first mover in the production of plant based legal Controlled Substances for medical purpose establishing a reliable U.S. domiciled API supply chain for the pharmaceutical industry and completing the circle of end-to-end prescription drug manufacturing and home delivery.”

The plant based controlled substances that Bright Green Corporation, through research has the knowledge and expertise to produce and manufacture these Controlled Substances that have never been legally produced commercially in the United States. The critical API supply is imported from countries where diversion and quality controls are not a priority or in the best interests of the United States for their national prescription drug requirements.

Lynn Stockwell continues, “this new federal administration is actively positioning Bright Green to participate in the production, drug manufacturing and prescription drug delivery back to the United States. This creates an opportunity for Bright Green where the drugs purchased in the United States has a total addressable market of more than $100 billion.

With tariffs protecting this new American industry and supply contracts the company will move forward to implement its planned owner/operator operations for a $3.5 billion dollar investment. The owner/operators will implement this capital to build new DEA and FDA compliant mega farms for the production facilities to produce controlled substances that can supply quality API by contract for the MADE IN AMERICA supply chain. Each American farmer owner/operator will have access to federal loan guarantees to support the new infrastructure that is expected to create thousands of new jobs in rural areas.

The Company’s planned revenue is from supply contracts to produce controlled substances and the BGXX EB-5 investment program, the $800,000 investment from applicants seeking a green card administered by the USCIS EB-5 program that could generate significant capital from qualified applicants that seek entry into the United States through legal immigration.

The Company believes that the timing for both revenue streams will create an opportunity to reset Bright Green Corporation and prepare for the future.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management as of such date. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. Such forward looking statements include, but are not limited to, the ability of the Company to implement the Plan and raise funds under the Company’s EB-5 program, the impact that new officers, directors and employees may have on the Company and the Company’s business and results of operations. The Company’s actual results could differ materially from those stated or implied

Source:

Bright Green Corporation
401 E Las Olas Blvd #1400
Fort Lauderdale, Florida 33301
(833) 658-1799